Exhibit 99.1

Amcor Completes Combination with Berry Global;

Positioned to Significantly Enhance Value for Customers and Shareholders

Creates broader more complete portfolio with scale and global breadth, brings together material science and innovation capabilities required to revolutionise product development, enhances positions in attractive categories

Provides clear visibility to approximately 12% EPS accretion in FY26 through synergy benefits alone

35%+ EPS accretion by end of FY28 through $650 million total synergies

Expected annual cash flow of over $3 billion by FY28 provides significant capacity to fund organic reinvestment, value accretive M&A, and capital returns to shareholders through a compelling dividend and share repurchases

Unlocks further opportunities to refine portfolio, to enhance average growth rates, margins and cash generation

ZURICH, SWITZERLAND, April 30, 2025 – Amcor plc (“Amcor”) (NYSE: AMCR, ASX: AMC) today announced the successful completion of its all-stock combination with Berry Global (“Berry”), effective today.

Through this combination, Amcor enhances its position as a global leader in consumer and healthcare packaging solutions with the unique material science and innovation capabilities required to revolutionize product development and meet customers’ and consumers’ sustainability aspirations. With multiple new growth opportunities and $650 million of identified synergies, Amcor is well placed to deliver significant near- and long-term value for customers and shareholders.

Amcor CEO Peter Konieczny commented, “This combination delivers on our strategy to become a stronger company with a broader, more complete offering for customers and enhanced positions in attractive categories. Our focus now turns to delivering on synergies and growth opportunities, including leveraging our extensive global footprint and enhanced innovation and R&D capabilities, while also further refining our portfolio. The outstanding work our teams have completed over the past several months enables Amcor to enter fiscal 2026 in a better position than we anticipated, with a synergy run rate that will start strong and build quickly through the year. We are now uniquely positioned to deliver more consistent growth, further improve margins and drive compelling near- and long-term value for shareholders.”

In fiscal 2026, before taking into account growth in the underlying business, Amcor expects delivery of $260 million of pre-tax synergies alone to drive adjusted EPS accretion of approximately 12 percent. By the end of fiscal 2028, the company expects total pre-tax synergy benefits to build to approximately $650 million and to have delivered an additional $280 million one-time cash benefits from working capital improvements.  Including full run rate synergies, annual cash flow is expected to exceed $3 billion by fiscal 2028, providing significant capacity for Amcor to fund organic reinvestment, value accretive M&A and shareholder returns through a compelling and growing dividend and share repurchases, taking long-term shareholder value creation to a new and higher level.

Amcor CEO Peter Konieczny concluded, “As a clear leader in consumer and healthcare packaging with a broad global footprint, Amcor is now better positioned to meet customer and consumer needs as markets continue to evolve. We are thrilled to welcome our new employees, customers and shareholders. This is day one of an exciting and incredibly strong future for Amcor and all our stakeholders.”

Amcor Investor Relations Contacts

Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations	Vice President Investor Relations
	Asia Pacific	North America
T: +61 408 037 590	T: +61 481 900 499	T: +1 224 313 7141
E: tracey.whitehead@amcor.com	E: damien.bird@amcor.com	E: damon.wright@amcor.com

Amcor Media Contacts

Australia	Europe	North America
James Strong	Ernesto Duran	Julie Liedtke
Managing Director	Amcor Head of Global	Amcor Director, Media Relations
Sodali & Co	Communications
T: +61 448 881 174	T: +41 78 698 69 40	T: +1 847 204 2319
E: james.strong@sodali.com	E: Ernesto.duran@amcor.com	E: Julie.liedtke@amcor.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements, including projections as to the anticipated benefits of the merger with Berry Global Group Inc. (“Berry”), the impact of the merger on Amcor’s and Berry’s business and future financial and operating results and prospects, and the amount and timing of synergies from the merger, are based on the current estimates, assumptions, projections and expectations of the management of Amcor and Berry and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties many of which are beyond Amcor’s and Berry’s control. Neither Amcor nor Berry nor any of their respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor and Berry. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor’s and Berry’s respective businesses, the merger and the ability to successfully realize expected benefits from the merger. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: risks arising from the integration of the Amcor and Berry businesses; risk that the anticipated benefits of the merger may not be realized when expected or at all; risk of unexpected costs or expenses resulting from the merger; risk of litigation related to the merger; risks related to the disruption of management’s time from ongoing business operations as a result of the merger; risk that the merger may have an adverse effect on Amcor’s and Berry’s respective ability to retain key personnel and customers; general economic, market and social developments and conditions; evolving legal, regulatory and tax regimes under which Amcor or Berry operates; potential business uncertainty, including changes to existing business relationships, that could affect Amcor’s and Berry’s respective financial performance; changes in consumer demand patterns and customer requirements in numerous industries; the loss of key customers, a reduction in their production requirements, or consolidation among key customers; significant competition in the industries and regions in which Amcor or Berry operates; an inability to expand Amcor’s and Berry’s respective current businesses effectively through either organic growth, including product innovation, investments, or acquisitions; challenging global economic conditions; impacts of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs which could adversely affect Amcor’s and Berry’s respective businesses; production, supply, and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract and retain Amcor’s and Berry’s respective global executive teams and Amcor’s and Berry’s respective skilled workforce and manage key transitions; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; physical impacts of climate change; cybersecurity risks, which could disrupt Amcor’s and Berry’s respective operations or risk of loss of Amcor’s and Berry’s respective sensitive business information; failures or disruptions in Amcor’s and Berry’s respective information technology systems which could disrupt Amcor’s and Berry’s respective operations, compromise customer, employee, supplier, and other data; a significant increase in Amcor’s and Berry’s respective indebtedness or a downgrade in Amcor’s and Berry’s respective credit ratings could reduce Amcor’s and Berry’s respective operating flexibility and increase Amcor’s and Berry’s respective borrowing costs and negatively affect Amcor’s and Berry’s respective financial condition and results of operations; rising interest rates that increase Amcor’s and Berry’s respective borrowing costs on Amcor’s and Berry’s respective variable rate indebtedness and could have other negative impacts; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; an inability of Amcor’s and Berry’s respective insurance policies, including Amcor’s and Berry’s respective use of a captive insurance company, to provide adequate protection against all of the risks Amcor and Berry face; an inability to defend Amcor’s or Berry’s respective intellectual property rights or intellectual property infringement claims against Amcor or Berry; litigation, including product liability claims or litigation related to Environmental, Social, and Governance (“ESG”), matters or regulatory developments; increasing scrutiny and changing expectations from investors, customers, suppliers, and governments with respect to Amcor’s and Berry’s respective ESG practices and commitments resulting in additional costs or exposure to additional risks; changing ESG government regulations including climate-related rules; changing environmental, health, and safety laws; changes in tax laws or changes in Amcor’s and Berry’s respective geographic mix of earnings; and other risks and uncertainties are supplemented by those identified from time to time in Amcor’s and Berry’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, those described under Part I, “Item 1A - Risk Factors” in Amcor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and Berry’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024, each as updated by Amcor’s or Berry’s quarterly reports on Form 10-Q. You can obtain copies of Amcor’s and Berry’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor and Berry do not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.